UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2016

Ares Commercial Real Estate Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 8, 2016 (the “Extension Date”), Ares Commercial Real Estate Corporation and its subsidiary ACRC Lender C LLC (together, the “Company”), entered into an amendment (the “Citibank Facility Amendment”) to its existing Master Repurchase Agreement with Citibank, N.A. (as amended, the “Citibank Facility”). The Citibank Facility Amendment, among other things, extends the initial maturity date of the facility to December 10, 2018. The maturity date of the facility is subject to three one-year extension options (the first extension option extending the maturity date to December 9, 2019, the second extension option extending the maturity date to December 8, 2020 and the third extension option extending the maturity date to December 8, 2021), each of which may be exercised at the Company’s option, subject to the satisfaction of certain conditions, including no existing defaults under the Citibank Facility and applicable extension fees being paid.

Under the Citibank Facility Amendment, the weighted average interest rate applicable to the $302.2 million of advances funded under the facility as of the Extension Date will remain unchanged at one-month LIBOR plus 2.32% per annum. New advances applicable to assets which are funded under the Citibank Facility after the Extension Date will accrue interest at a rate equal to one-month LIBOR plus a pricing margin range of 2.25% to 2.50% per annum.

The foregoing description is only a summary of certain material provisions of the Citibank Facility Amendment, and is qualified in its entirety by reference to a copy of such agreement, which is filed herewith as Exhibit 10.1 and by this reference incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
10.1
Third Amendment to Master Repurchase Agreement and Guaranty dated as of December 8, 2016, among ACRC Lender C LLC, as borrower, Ares Commercial Real Estate Corporation, as guarantor, and Citibank, N.A., as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 12, 2016

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary

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